Exhibit 2.01B

ACQUISITION AGREEMENT Dated April 04, 2024 BETWEEN: AMERICAN HERITAGE INVESTMENT CAPITAL, LP a Texas Corporation 1001 Texas Ave #1400, Houston, TX 77002 (referred to as "AHIC") and SILVERTON ENERGY Inc, a Nevada Corporation 101 E Park Blvd Ste 600, Plano, TX 75074 ( referred to as "SLTN") (AHIC and SLTN are jointly referred to as "Buyer") AND: KRIS K. AGRAWAL 4133 Lincoln Blvd. Oklahoma City, OK 73105, USA (referred to as "KA") the following: KRIS K. AGRAWAL, ETAL. and EXXON OIL AND GAS, INC, VANCE - 1 PROPERTIES, LLC, a Oklahoma corporation Including: ANY ENTITY WHICH HOLDS ANY INTEREST IN THE LEASEHOLD, Uointly referred to as "Seller". (Buyer and Seller including their below defined representatives are consecutively referred as the "Parties") Attachments: Appendix "Al" : Definitions and Interpretations Appendix "A2" : List of Assets Appendix "A3" : List and particulars of Overriding Royalties Appendix "A3" : Sellers Statements Page 1 of9

WHEREAS: A . (a) Buyer is a public company, reporting to a fully regulated stock exchange in the OTC MARKETsj . INC . with more than three seven hundred sharebo 1 ders . The company has its common shares listed • the OTC Markets, Inc (the "SLTN") under the symbol (SLTN) . Buyer is in good standing with all Authorities as well as cmrent with all its coqxnte filinas and has its registered offices . Buyer' 1 objecµves are to be focused on invcsamem : s and B&P within the Oil & Gas industry and . SLTN ia desilOus to acquire to cerwa, - 1111ses of11ae NIUoi .. - - .ofblET ia...., ieeh1dioa,. - ,erina CX)Wld iu llllllllll"ment'team willlia t1111t - -- ,NCter. (b) Buyer is represented by the pn : sidcnt of SLTN, Mr Samuel Smith, and representatives of AHIC, Mr . Jcfliey Fanning ("JF"), and general Partner Mr . Rafael A Pinedo ("llP"), wbaeby JF and RP wm also be the agents for Buyer to·negotiations to facilitate the executioD of the proposed transaction with Seller ; and (c) Buyer desires io acquin : all the working interest and overridina royalty intmests in the listed Assets of the Leasehold (Appendix "A") . B. (a) Sella' owns and operates an oil - 1,ps IAwhold desaibed 111 Appenclix .. Al", which are all located in Oldabama:.i.A+acu S - ,1illafter1he .. A.ud,sj eovcriDg wd.1$ and leues focawin 8'$ver, Creek. Canadian. Garvin. Garfield. Harper, Kingfisba, Major, Okmu.lgce, Muskope (Culton, Millipin, Fuller, and Woodward Counties. i.oQhldiag it5 in Oklahoma located ASIC1I lis.tcd in Appenclix "Al". (b) Seller is l,y Mr"' X .. AarawaI (' KA ") . 11 an apnt, manager, or autberizedoffiecr ()f the working interest owners and operatots of the bcmnafter described leasehold; and (c) Seller -- - "A2"'. • - ' aiits wedant'IDd overriding royalty interests iD the Assets listed in Appendix • C. the Parties have reached a consent as to the tams and conditions of the pun:base and sale and wish to articulate this apemcnL NOW THEREFORE the Parties agr= that, to proceed effectively, the terms and conditions set forth witbia this agreement including its Appeodices will be the basic terms and therefore the Parties agree to the following: 1. Ddbddeps pd lpterpntatlop ·1.1 (a) ror die plllp8HI el dais Apeeaeat and the convenience to the R3der hereof, the Definitions and Interpretations arc attached u Appendi,x .. AJ .O" to this Agreement whereby all capitalized wonl and short forms within tbia A,n:emcnt are referred to as defined herein; (b) this Agreement may include additional defined terms set forth within "exclamatio . n marb" ; (c) unless tbe context otherwise clearly indicates, words used in die singular include the plural, the word "Person" includes natural and artificial pcnona as define in Appeudix "A "t . cr . the plural mcludes the sm,ular . and any pndel' includes 1 he masculine . ffflliainc, ud neuter . u Buie StnadllQ t11e Aa"'41M o(SeDer'• AfK1I M4 lllklrfdn of Opg:adg laJltY 1. The Parties agree to use their best commercial eftorta to fonmalatc a payment atructure for the acquisition of Assets including the integration of operating entity including an operating team into Buyer's organization: (a) the Parties will minimize or eliminate any adverse approval tax comequences and be as cost effective, but also to provide the pouibility of a COlt - cfficieat lmWinding of the Transaction for the Parties in case the desired fimdin1 or any other of tbe qreed upon conditions cannot be accomplisbed; and Paae2of9

(b) the Transaction becomes effective subsequent to the approval of the company including the approval of the Board of Directors ("BoD"') and the completion of a NI S 1 - 101 hport performed by a Qualified Person ("QP'j. which is compliant with the "NJ SI· l01 .. Standards of Dilclosun:: for Qil and Gas Activities" under the SEC rules. 2. nc Parda rccoplzc ud nnftna ftutlaer tltat: {a) Buyer will continue its due diligence and will have examined the title and oonditions of all equipment which Seller will sell. assign, and deliver to Buyer all of SeUer•s riaht, title. and intcr$t, in the working interests in the listed Assets is going to be executed; but (i) Seller does not warranty any net revenue interest in the Assets being acquired by Buyer; (b) the acquisition and assignma1t of leases &ball be those listed in Appendix ''Al",The Parties / that SeUer will assign all its right, title, ud interest of every kind in the Leasehold iegardJeu of whether it is covered by the leases described in said assipmmt; but (i) the said assigmnent shall stay in th of •• A.,EJ!.M incJcmnificcl within Appendix ..Al; and shall only be _ one day after the receipt of the1ull pun:basc price and No recordation provision will survive this agn,cment, the Acquisition include that Sella will assign and deliver, and Buyer will acquire all the working and overriding royalty irita'qt of all Assets owned by Seller; whezeby (i) Seller shalt not merge the Overriding Royalty Interests into the working interest until price bas been paid in full; and (ii) Parties agree that the overriding TO)'alty interest ia the Silver Reel FOik Sand unit ii amounts Ito three hundred tbousaDcl US dollars (08$300,000) u will be confirmed by QP; (c) unless disclosed the Asaets to be acquired by Buyer, will be free from any outstanding liens, c:twses, claims or Encumbraaccs and the Parties will execute all docwncnts as the Parties. or their solici• may require in order to effect Transaction under this AgreemenL The Parties also coaffrm tbat they have no further enlfllCIDCMS and liabilities outstandina olha than thole that have been ctisclosccl: herewith or within their attached financial statements. 3. Acree4 wk Imm r., tk Ireeesde 1. Buyer desires to acquire the Assets of Seller's Lcaselaold for the Acquisition - Price referred to the value of the Leasehold must be cxmfinncd by an "NI Sl - 101 Report" and verified by a PQ as n=fc!m:d to in this Agreement as basis for the accounting validation by Buyers '1 auditors. 2. The execution of the agreement will contain the customary n=pn:sentations, warranties and covcnant,s given by the Parties which will also iaclude in more detail the initial operatin1objectives: 3.3. upon the execution of this agreement, with the consent of the board of directors 3.S The term .. Leasehold" u used herein, shall mean: (a) all oi gas, and mineral 1cascs. 1111)' unitization qrdcrs, al) forced pooling orders and all other licenses. permits and orders which cover. autboria or ntate to the exploration for and production of oil, ps. and other minerala from the lands dacribed above. (b) all wells located on the above described lands. personal property. fixtures, compressors. gathering systems, pipelines, inventoty located theRoa, equipment, and improvemcms located on the Leaaes or the Land. or used or obtainecl in connection with the owilerlhip, exploration, development, or operation of the leases on the Land, or the production. sale, procesaing, treatiq. storing, ptbcrifl8. transportation or disposal of hydrocarbons. water or any other substances produced tberefiom or attributable thereto; Page3of9

(c) all contracts. leases. lic:emes, casements, rights - of•way, ripts under orders of regulatory authorities having jurisdiction wilh respect to. and other properties and riahts of every nature whatsoever in or incident to the ownership, exploration, devclopmeat, usc or occupancy of the or the Land or any interest therein, or the production, &ale, pmceuiaa. treating. storing. transportation or disposal of hydrocarbons, water or any other substance produced therefrom or ' attributable thereto; and (d) all other rights and interests of every nature whatsoever owned by Seller rdating to the Leases or die listed Assets, Land or the ownership or operation tben:of, ludin&, but not limited to surface leases and undeveloped leasehold located within dx Listed Assets, provui«J. howf!ver, that there ia excepted specifically &om the term Leasehold: (i) SW'face ownership of the real property covered by the Assets. {ii) all mineral mtcrcsts and :royalfy interest, ovenidiag royalty interest owned by third parties. ud other similar rights and iuterests in and under 1be Leasehold and the Land, and (ili) all hydrocarbon production &om or attributable to the Leasehold or the Land with respect to all periods prior to the Effective Time of this agreement. 4.o AcQlsitioa er bmw MB M4 f!YIISP* Imm fer Agpbfflep 4.I Buyer agrees to pay for all of Seller's inlaat in the Leltebold including Royalties and ovenidiDg = sum :;;,ica five US Do8an. (USS3,500.000.00), wbidt +ii WHEREAS. the.f 9'Df \ J'¥ l \ lld !Pmbe,..,. - :e executing and delivering this Agreement in reliance upon tiie exemption from securities iqiscratioD afforded by the rules and regulationa promulgated by the United States Securities and Exchange Commission (The "SEC") UDder the ! L/ Securities Act of 1933, (die 0 1933 Act'1; j fZ/' WHEREAS, to purchase ftom the seller upon the terms and ./ I conditions set forth herein, for a value ofSJ,500,000 (in note payable cooveruble i1J fJJD)JPOO af .!!!!kt vallae at the moment of 8JtQYlion witip e PMPMWD WM Af Cthirteen lDOllths) 13 of the acqu.isitioa, upon execution of this Agreement. (c) Until full payment ha beaueccivcd by Sella - : ft - - 1 (i) Buyer sbaD not encumber the leases . wells equipment and the Unit wida JDOrtgaaes . liens, sale contracts . drilling COD 1 raCts, UCC - 1 liens (see Appendix"Al") . Operator' • Lim . Uut Operator's liens, production payments ; (ii) Buyer shall at all times maintain the property subject to its contractod he and clear to be bmaded over to the Seller in the present or better condition as received on date of this contract until 1'11 payment has been received. (d) Once Buyer is in charge of the operation. Buyer - Seller shall operate the wells and the leues; and i (e) TJds centract dlall be treated as• Prollliuory Nete ad Mortpae ef S3,588,......,.. taJ Leuelaold with rlpt teNI wt repa11ea wldaollt a Jlldldal sale wlda ... be apdatlJd _. reduced to the raaabliaa INllaace after eacll paymeat tb die prladpal .. of tlae Acqadlido Ź Price. (f) Seller shall still be deemed to be the owner of the leases and the production of tbc Leasehold until payment has been received in ftlll by the Buyer. Seller may cater the pn:mises at rnutua1ly agreed times, but will take back coatrol of premises, wells, equiJxnmt. production and exclude the Buyer from the premises only, if an uncun:d default is established. (g) Buyer shall not remove any leasehold equipment from the leases. wells and shall preserve and insure such equipment in the amount of its replacement value but not to be lea than $800,000. The Page4of9 insurance agreement shall list the Seller as additional insured until payment has been m:civcd by the Seller in full. u Improytn• IaerhJfl Buyer aarces to pay for hereby pay one hundred fifty thousand dollars (SlS0,000.00) to Seller to be used for improving the leasebold within a period of six months. This amount will be paid immediately after, confirmation of the Reserve Report tiom MK F.qineeriag. s.o ne Eff,sttye Datt., tllt Asefdder The Parties agree that the Effective Date of the Acquisition will be the April 4. 2024. 6.1 No Warrpty pf Egaipmept 9[ Amopt ef Pnpdpctlop. Buyer acknowled&cs that the equipment located on or in the wells located on the Listed Auets and any equipment used for the production oftbe Asse1s, wells, are being transferred "as i, .. and "where is without warranty of merchantability or condition IDd drat Buyer bu utisticd itself regardmg the condition of the equipment a 1 he wells ability to pn>ducc a apccified amouat of oi l or other productsi therefrom and no warranty or rcpreseatation reprding the amount of produetion that will be awilablc from operating the wells is beina made by Seller . 1 . e BCPf!Hl!ldm R 4 WfnMdst a( † ellcr . 1. As a material inducement to Buyer earaina into and pcd'orming its obligations under this Agreement,j Seller hereby iq,rcsents and warrants to Buyer as of the date hereof, and by proceeding with tbe Closijig will be deemed to represent and wamnt to Buyer as of the Closing - Date, the following: (a) Rjpdig Effect, That the undmsipcd has duly aa : utod and delivered this AGREEMENT • Sel&r and be is authorized to execute it on behalf of all parties named above a Seller, and all instrumedta required hcmmder to be executed and delivered by Seller . (b) Status of Properties: No Lieus. Since the acquisition by Seller of lhc Leuehold, Seller has not m,.te any conveyance, or other disposition of any such properties or any interest thelein. , Sener•s interests in the Leasehold are not subject to or burdened by a mortgage, security interestj or other lien created or arising by, through or under Seller. Any benefits acaued to Seller by any instrument filed. to beconveyed to Buyer. No labor or material liens may be filed apinst the property or the interest of Seller for services provided widuo the last 180 days bu not been paid for by Seller, or Seller shall be oblipied to pay all coats incum:d by it to develop and maintain the Leasehold oil and gas production. (c) fMlf ?f k!erbnld : All leases are in full force and ctrect (and before the end of February 2024 ) . Seller would have made at in royalty payments or arc being held by production from the lilted Assets . All royalty and Overriding Royalty Interest payments have been made current through OiJ via last purchase of 011 ill January 2024. The.le are no .lawsuits or clisputa filed in any District Court of Law with mineral owners over the validity of the oil and pa leases. The 8Cl'NgQ under non - operated wells are fcr Buyer to propose new drilling sites. All expcmca to auch non operated wells have not been paid and Buyer is under no obligation to purchase them without reducin3 the purchasing price. Seller wiU give notice to Operators of non - operating wells to shut down the ope.rations to not incur additional liabilities. Seller has certain obliptiom to Okla1aoma Corporation Commission. 2. Broker and Other Fees Seller has incwTed no liability, contingcnt or othcrwiic, for broker or similar fees in respect of this transaction for whidl Buyer shill have any responsibility wbataoever . 3. Compliance with Amqmcgg pl Laws . To Seller's knowledge, no defauk exists under aay of the tcnns and provision, express or implied, of the Leases or of any mat . erial agreement, contract or commitmmt to wbicb Seller is a party or to which any of the Leasehold is subjeet, and Seller bu not received any notice of any of such default from mincraJ owners . Seller is unaware if any wells included in the Leuchold have been drilled, comploted . and operated in p,betantial compliance with all applicable rut . and regulationa of the Oklahoma PageSof9

Coiporation Commission. There are no unabated cnviromncntal violations. 4. Contracts BtWioa to the Iptggts. ScUcr bas not entered on any contracts affec:ting Scller"s interest • the Leasehold for which Buyer W11l have any reirpomibility or liability after the Cosing except u set forth in Appendix "B" attacbed hereto. 5. Claim † or Litigtiop. There is no IAili, action or Olhcr proceeding pend.iDg apinat Seller before any c8'llt or govemmcntal agency relating to the LeuchoW, nor to the knowledge of the Seller. If there will be any claim, , dispute, suit,. action., or other proceeding tbn,atened apinst Seller or pendina or Cbreatencd against any of the Leasehold which mipt rault in the impairmeat or lou of Seller , title to the same or the value duno( thdl such leasehold shall be excluded ftom this sale. LO Bsetw, .. , . , pd WVmtlet ff llYR - As a material induecment to Seller entering iDlo and performing its obligations under the tamt of this agreement . Buyer heteby iCJ)Jeseuta and warraou to Seller u oltbe date hereo and by proeccdiaa wnb the Closing will be deemed to n : preaent and warrant to Seller as of the CJosins - Datc . 9.1 Tile fiat1ln Beard of Dlrec;tm As n,quircd the company dcsira to oomiaate two direcu>rs with specific; knowledge in the Oil & Ou industry to its board. It is also unclentood and asrced that the prcscnt board membc:n and officers of the Par1ies will provide full disclosure and cooperate in every aspect with the affairs of Buyer and Seller and the new Members. to facilitate an efficient team cooperation. Closing Place and Time . The agreement can be cxccuted in multiple location andsubmitted via c mail or f . acsimilc bot the c 1 osinJ shall take place within one (1) Business Days after tbe eoafirmcd execution by both parties . Closing shall take place at the offices of Seller . at 4133 N . Lincoln Blvd .. Oklahoma City. OK 731 OS, or such earlier date or time and place as may be agreed to by Parties. l 0.3 At the Closing: (a) Seller &ball deliver executed Assignment, Conveyance and Bill of Sale covering the Leuchold to Buyer to be plac:cd with ScUcr u defined in Appendix "Al"; (b) Seller shall deliver all file&, data, and reaJrds patainmg to tbc Leasehold to be mumcd upon demand to SelJer ia caac of a default by BllYCf until said default is and. (c) Seller shall deliver a properly exc:cutcd Fonn - 1073 (sec Appendix "Ai - ') for the transfer of operatioas to Buyer. 1. Pn:11.,,.•a Acta pf frrmrnm 2. Prior to effectina the sale and purc1lase the Buyer bas satiaficd bimaclf on title to the Lcuebold and tht parties agree to work together diligently and in good faith to accomplish ts expeditiously asrcuonabl) practicable any questions that may arise regarding title to the Lcaaebold poperty or the operations. 2. For this agreement, the purchase price includes 90% of mineral leasehold and 10% equipmem leasehold due to depreciation. 1L3 However, no equipment shall be removed, bypothecatcd, and sold: (a) by Seller prior to transfer of operations to Buyer; and (b) by Buyer IIDtil fillt pwdlasc priee 0fl.easebold has been paid, (c) any reduction and alienation in equipment or Lcascbold value IIOdcr 11.2, (a) and (b) shall be Page6of9 considered as a criminal felony. 12.t Post - ont,• Matten, 12.l (a) Sales Taxes, It is understood that sales taxes. if any - may be imposed oa KCOUDt of the tnnlaCtQl contemplated hereby. Seller will be responsible for all such taxes. will n:mit same to the proper governmcntal authorities within tbe umc allowed for by law for payment thereof and will hold B harmless with n::spect thereto. including any penalties or iDtercst asseued for late payment (b) Receipts and 1ly;hypspmg U after the C1osiq. Buyer reecivca any funds relating to operations on or production &am the Leasehold priOI' to the Effective Time. or Seller receives any fiJnds relating to operations on or production ftom the Leasehold after the Effective Time. then .. party m:eiving such funds shall account therefor and pay the same to the other party promptly after receipt thereof. Oil produced and in the tanks prior to closing lhall be mcuured by both parties prior to closing and if Seller wishes it picked - up by pun:haser' aball cause it to be done prior to closing. Otherwise, Buyer will pay the net amount to Soller when payamt1bcreforc ia nx.eived by Buyer following c1o&ing. 13.8 Allocatifl ef I deHM!Y (a) Seller shall mnain liable and respons1ble for all costs and expenses attributable to the ownership pr operation of the Leasehold including all environmatal violations which occur prior to the traasfer of operations to Buyer; and (b) Buyer shal) be liable and responsible for all costs and expenses attributable to the ownership or opeJatioa of the Leasehold includiag all cuvironmatal violatioaa which oceur, during the time transfer of operations to Buyer bu been executed by Seller. ' 14.1 Acceg to hpforppU,, C"""'9flllltJ w Dtldome. 14.l The Parties 1181= that, iJl!fflCCtiately upma the cxecutioa of this ap:ement: (a) Buyer and its respective or authorized advisors will have full access during uormal businclS hours to review. or Seller wiU deliver to Buyer. copies of all documems penaimna to the operations of Seller; (b) Seller and its n:spcctive advisors will have full access during normal business hours to review, or Buyer will deliver to Seller, copies of all documents penaiDin, to the opc:rationa to the buyer which are requested by Seller required by the Regulatory Authorities. t4.2 Confiden1ialitv . (a) F.ach party shall without limit in time; keep and procure to be kept aecret and confidcmial all .Contidential Information belonp1g to the ocher party discloaed or obtained as a rault of the discumona and negotiations leading to the execution of, or the performance oftu. aareement U4I sball neither use nor disclolc any such Coafideatial Information except for the purpo1e5 of_ perfmmance of this agreement or with the prior written comcnt of the other party. Wbcrc ia made to my employee, consultant, adviser, or agent, it shall be made subject to obJiptions equivalent to those set out in this agreement; and (b) Each party shall use its bat endeavon to procure that any such employee. consultant. adviser, or agent complies with each of those obligations. F.acb party shall be responsible to the other party in n:spcc:'l of any diacl06 \ ft or \ l8C of any of me otbu party•, Confidemial Information by a pcnon to whom disclosure is made. (c) Buyer shall not contact the mineral owners or Seller shall not caatact the Regulatory authorities or buyers's shareholders unless it is requiml as part of tbcir due dilipcc and wi1hout tbe intent to cause any harm to the other party. 14.3 Difclour Page 7 of9

• (a) Except as and to the extent required by law or policies of any Oovemmental Authorities, without the prior written consent of the other party, neither Seller nor Buyer will, and each wilJ direct its represeatatives not to make, direet1y or indinlcdy, any public statement. or remarks wi$b respect to the transaction, or othc:nriae disclose or to permit the dilClosure of the existence of discussions regarding a possible Acquisition between the Parties or any of the terms. {b) if a party is required by law to make any sudi disclosure, it must first provide to the other Partiqs the content of the proposed disclosure, the rasons that such disclosure is required by law, and the ti$le and place that the disclosure will be made. lS.8 TemipadePz It is understood and agreed that this AG.REEMENT may be terminated by either Party if: (a) the Parties cannot meet the agreed upon obligations of the Acquisition; and (b) the Parties agree to promptly return all docummtations, upoa n,queat, which have been delivcrtd to each other u part of me anticipated Acquiution. 1. Mid•m,L 2. All communications required OI'pamittcd to be given under th.is Agreement aball be in wri g and dclivm:d. mailed, or transmitted by c - - mail to the Parties at the addresla set out below. Notices shall bej deemed given when n,ceivcd except thole notice& giYCD by e - mail transmission on weekends. holidays or afF' 5:00 p.m. Central Time. sbaU be deemed received on the next busiDaa day. If delivered by commercial de&feiy service or mailed by regiaten,d or cemficd the delivery receipt abaU be evidence of the ct.to of receipt. i_ Either party may. by written notice so delivend to the other, chanp the address to whidl delivery shall 1hcrcafter be made. Venue of this agreement shaB be in Oklahoma County. (a) Notices to Seller: KRIS K. AGRAWAL, 4133 N. Lincoln Blvd, Oklahoma City, OK 73105. (b) Notices to Buyer: SILVERTON ENERGY, INC, a 101 E Park Blvd Ste 600. TX 75074.j 16.2 Bladip1 Eft'ect pd CM9tp ppu, Th.is Aareemeut shall be binding upon and lhaU inure to the beneJit of the parties hereto and their rapcctive &IICCCSIOI'& and auips and may be exocutcd in any number of counterparts which taken together shall eonstimtc one and the same insarumeat and aach of which shall be considered an original for all purposes. J6.3 Em!IH! Each party hcn:to will bear and pay its own expemes of negotiating and CODSUIDIDllliDa the transactions coatanplatcd bcrcby. 16.4 SlgttrpA!•p u.t ucl SunlyaL This Agreement svperacdea any priOI' lpCIDCDt or undcntaDding between the partica with respect to the aubjoct matter hereof and the wammties and covenants of the parties set out herein shall survive the Closing. 16.S ne ripts and remedies of the Parties to the Agn,ement arc cumulative and not altcmative. Neitha' the failure nor any delay by any party ia cxcrcisina any rip&, power or privileae under this Ast or the documents referred to herein will operate II a waiver of such right, power or privilege. and DO single partial exercise of any such righ power or privilege will preclude any other or further exercise of such• power or privileae or the cxen:ise of any other right. power or privilege. To the maximum extent permittDd applicable law; (a) no waiver of any claim or right under this Agreement will be valid unless evidenced by a writio& signed by the waiving party; (b) no waiver given by a pany will be applicable except in the specific inatance for which it is given; and (c) DO notice to or demand on a party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such DOlice or dcmancl to take funhcr action without notice or de as provided in this Agreement or the documents n,ferred to herein . Page8of9

16.6 UdgdoL In the event it is necessary to file suit or hire an attorney to cnfm= the provisions of this ap::ement each party shall incur its own costs of litigation. 16.7 Offer to Employ. Buyer shall not hire Seller's employees and vice prior to the transfer of operations from Seller to Buyer unless it is mutually ap:ed upon. It is understood that irreparable harm couUl ocau - to the Parties and the Pllrtics shall be catitlcd w uornccti•te injwu:tion apinat c:adl ocher without bond for violation, selling. encumbering the cqui leases, production, and the Leescholcl a 8. Timely BGJlln P1Y11C1SL The party in charge of the operation shell always assure that all Royalties iarc paid and kept cwrent. • 9. C,,:nag. All references to "USS.. in this agreemcut sball rcfcr to currency ofUSA. 10. Scypblllty, If one or more of the provisions in this AGREEMENT are deemed void by law, then the remaining provisions witJ continue in full force and effect 11. SJICCfllMI yd AIMSPf, TuAGltEEMENT will be binding upon. exeaaors, admmistrators and other legal representatives and its assigns. 12. Fortpeargq Net a Walyer. Extension of the time for or modification of performance shall not opentc to n:1ease the liability of Parties. A party sball .aot be required to commence proceeding.« any default party. Any fmbearauce in exercising any right or remedy including. without limitation. shall not be a waiver of or preclude the cxcmse of any right or remedy. IN WITNESS WBEREOF, the Parties hemo have agreed to accept the marence date as 1hc execution date of this Agreement For Buyer: SILVERTON ENERGY, INC. By: _ President & CEO For Sek; KRIS K. AGRAWAL VANCE - 1, PROPERTRS, LLC By: da EXXON OIL & GAS lac. By; by Rafael A Pinedo General Partner /Cd President Pa&e9of9

15 gas wells Kan Oak Energy Kansas wells TRAVIS 1 - 18 LANGHOPHER AMIGO MAXWELL BUSH FINCHAM D - 1 : DOWDY A - 2 HJVFLUUMEREFELT A - 1 HJV PONDER A - 1 SMITH - I SCHMIDT D - 1 ODEA JAMES I KELLY D - 1 LEONARD 8 - 4 ' MCCLURE D - 5 ! APPENDIX A - 2 - List of Assets AGRAWAL ASSETS